Exhibit 4.1

NOYACK LOGISTICS INCOME REIT, INC.

SUBSCRIPTION AGREEMENT

NOYACK Logistics Income REIT II, Inc.

134 North 4th Street, Suite 2007

Brooklyn, NY 11249

Dear Sir and Madam:

NOYACK Logistics Income REIT II, Inc., a Maryland corporation (the “Company”), has been formed pursuant to the Maryland General Corporation Law and will be operated in accordance with its Amended and Restated Articles of Incorporation and Bylaws (as amended from time to time, together the “Charter Documents”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Charter Documents. This offering is limited to investors who certify that they meet all of the qualifications set forth herein.

1. Sale of Shares. The Company is offering (the “Offering”) up to $75,000,000 in shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”).

2. Subscription. Subject to the terms and conditions hereof, the undersigned (“Subscriber”) hereby agrees to acquire the number of Shares listed, and irrevocably agrees to pay the aggregate initial purchase price of $20.00 per Share, as set forth on the signature page hereto (the “Subscription”), with such purchase price being subject to adjustment from time to time as set forth in the Company’s offering statement as filed with the Securities and Exchange Commission (the “Offering Statement”).

3. Representations and Warranties. In consideration of the sale of the Shares, Subscriber hereby represents and warrants to the Company that:

(a) Subscriber is either (i) an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) subscription amount set forth on the signature page of this Agreement, together with any other amounts previously used to purchase Shares in the Offering does not exceed 10% of the greater of the Subscriber’s annual income or net worth (if a natural person) or revenue or net assets for such Subscriber’s most recently completed fiscal (if a non-natural person).

(b) The Shares subscribed for are being acquired by Subscriber for investment purposes only, for Subscriber’s own account and not with the view to any resale or distribution thereof, and Subscriber is not participating, directly or indirectly, in an underwriting of such Shares, and will not take, or cause to be taken, any action that would cause Subscriber to be deemed an “underwriter” of such Shares as defined in Section 2(11) of the Securities Act.

(c) Subscriber acknowledges that Subscriber has been offered an opportunity to ask questions of, and receive answers from, a principal of the Company, concurrently with the offering of the Shares, concerning the Company and its proposed investments, and that the Company has fully complied with any request for such information.

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(d) Subscriber has obtained, in the Subscriber’s judgment, sufficient information to evaluate the merits and risks of an investment in the Company. Subscriber has evaluated and is able to bear such risks and has determined that the Shares are a suitable investment for Subscriber.

(e) Subscriber has adequate means of providing for its financial needs and possible contingencies, and Subscriber does not have any need for liquidity of the funds being utilized in the purchase of the Shares. Subscriber has assets or sources of income which, taken together, are more than sufficient so that Subscriber could bear the risk of loss of its entire investment in the Company.

(f) Subscriber acknowledges that the Company is a new venture with limited operating history, and that the performance of the Company will be affected by the investment decisions of the Board of Directors of the Company (the “Board”), including the timing of the Board’s decisions to purchase, sell or to take other actions with respect to the Company’s investments; no assurances can be given that the investment strategies of the Board will, in every case, maximize the financial results of the Company.

(g) Subscriber agrees, within five days after receipt of a written request from the Company, to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which the Company is subject.

(h) Neither the Company nor any person acting on the Company’s behalf has offered, offered to sell, offered for sale or sold the Shares to Subscriber by means of any form of general solicitation or general advertising.

(i) The execution, delivery and performance by Subscriber of this Subscription Agreement are within Subscriber’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and will not violate any provisions of the incorporation papers, bylaws or partnership agreement, as may be applicable, of Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable in accordance with its terms.

(j) In making its decision to acquire the Shares, Subscriber is not relying on the Company with respect to tax and other economic considerations involved in this investment.

(k) Subscriber understands that the Company will not register as an investment company under the Investment Company Act, as amended (the “Investment Company Act”).

(l) Subscriber does not control, nor is controlled by or under common control with, any other existing or prospective investor in the Company (other than any owner of partnership interests in the Partnership) and no other person or persons will have a beneficial interest in the Shares acquired (other than as a shareholder, partner or other beneficial owner of equity interests in the Subscriber).

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(m) ______ Unless the preceding line is checked, Subscriber is organized under the laws of the United States or a state thereof or is otherwise a U.S. Person as defined in Rule 902(k) under the Securities Act.

(n) By subscription for the Shares, the Subscriber represents to the Company that it has neither acquired nor will it transfer or assign any Shares it acquires (or any interest therein) or cause any such Shares (or any interest therein) to be marketed on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. Furthermore, Subscriber agrees that if it determines to transfer or assign any of its Shares pursuant to the provisions of the Charter Documents, it will cause its proposed transferee to agree to the transfer restrictions set forth herein and to make the representations set forth above.

4. Restrictions on Transferability. Subscriber acknowledge and agrees that it shall not, without the prior consent of the Company, transfer, assign or pledge its Shares if, in the opinion of counsel to the Company, such transfer, assignment or pledge would result in a loss the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, Subscriber understands that (i) the Shares will not be, and investors in the Company have no rights to require that the Shares be, registered under the Securities Act; (ii) there will be no public market for the Shares; (iii) the Subscriber may not be able to avail itself of exemptions available for resale of the Shares without registration, and accordingly, may have to hold the Shares indefinitely; and (iv) it may not be possible for the Subscriber to liquidate its investment in the Company. As a consequence, Subscriber understands that Subscriber may be required bear the economic risks of the investment in the Shares for an indefinite period of time.

5. Subscriber Awareness. Subscriber acknowledges, represents, agrees and is aware that:

(a) no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment or upon the accuracy or adequacy of the information contained in this Subscription Agreement;

(b) the representations, warranties, agreements and acknowledgments Subscriber makes herein are made with the intent that they be relied upon by the Company in determining Subscriber’s suitability as an investor and shall survive Subscriber’s acquisition of the Shares. In addition, Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Subscriber sets forth herein;

(c) no representations or warranties have been made to Subscriber by the Company or any of its officers, employees, agents or affiliates.

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6. Payment of Subscription. Subscriber is providing, concurrently herewith, instructions to Subscriber’s bank or brokerage firm for electric funds transfer in the full amount of the Subscription, to the Company’s account as specified herein.

7. Qualification. Subscriber is authorized and qualified to become a stockholder of, and authorized to pay its Subscription to, the Company, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

8. Anti-Money Laundering Compliance.

(a) Neither Subscriber, nor any of its direct or indirect beneficial owners or Related Persons1, (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or “Annex I to United States Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, nor are they otherwise a party with which the Company is prohibited to deal under the laws of the United States, (ii) is a person identified as a terrorist organization on any other relevant lists maintained by government authorities, (iii) is a foreign bank without a physical presence in any country other than a foreign bank that (A) is an affiliate of a depository institution, credit union or foreign bank that maintains a physical present in the United States or a foreign country, as applicable, and (B) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank (each, a “Regulated Affiliate”), or (iv) is a person or entity resident in or whose subscription funds are transferred from or through an account in any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See http://www1.oecd.org/fatf/NCCT_en.htm for FATF’s list of non-cooperative countries and territories (a “Non-Cooperative Jurisdiction”). Subscriber further represents that (1) neither Subscriber nor, if the Subscriber is not the beneficial owner of all of the Shares, any holder of any beneficial interest in the Shares, nor any Related Person, is resident in, or organized or chartered under the laws of, and (2) the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, routed through, or related in any way to, the governments of, or persons within, any country (w) under a U.S. embargo enforced by OFAC, (x) that has been designated as a “noncooperative country or territory” by the Financial Action Task Force on Money Laundering, (y) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern”, or (z) that is a Non-Cooperative Jurisdiction.

1 With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a Publicly Traded Company or a Qualified Plan, the term "Related Person" shall exclude any interest holder holding less than 5% of any class of securities of such Publicly Traded Company and beneficiaries of such Qualified Plan.

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(b) Subscriber further represents and warrants that Subscriber: (i) has conducted reasonable due diligence with respect to all of its directors, officers, beneficial owners, (ii) has taken reasonable steps to establish the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying Subscriber’s identity and the source of funds used to acquire the Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. Subscriber represents that in the event that it is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with Subscriber’s investment in the Shares, such Non-U.S. Bank: (A) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (B) employs one or more individuals on a full-time basis, (C) maintains operating records related to its banking activities, (D) is subject to inspection by the banking authority that licensed it to conduct banking activities and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered Affiliate. Subscriber has conducted appropriate due diligence and based on such due diligence reasonably believes that no contribution or payment by Subscriber to the Company, to the extent they are within the Subscriber’s control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement, the Anti-Terrorist Financing Act of 2001, any rules or regulations under such laws, and any similar laws rules or regulations of any other applicable jurisdiction (collectively, “Anti-Money Laundering Laws”). Subscriber has conducted appropriate due diligence and based on such due diligence reasonably believes that none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; (4) if the Subscriber is not the beneficial owner of all of the Shares, any person having a beneficial interest in the Shares; or (5) any person for whom the Subscriber is acting as agent or nominee in connection with this investment in the Shares is (x) a Senior Foreign Political Figure2 (“SFPF”) and/or a Politically Exposed Person (“PEP”), (y) an immediate family member3 or close associate4 of a SFPF and/or PEP, a person who is widely known (or is actually known by Subscriber) to maintain a close personal relationship with any such individual, or (z) a corporation, business or other entity that has been formed by or for the benefit of such individual. Subscriber further represents and warrants that it is not subscribing for the Shares in connection with or as a result of any payment or benefit made or provided by any person.

(c) Subscriber will provide to the Company at any time such information as the Company determines to be necessary or appropriate (i) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (ii) to respond to requests for information concerning the identity of the stockholders from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figures is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial financial transactions on behalf of the senior foreign political figure.

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9. Indemnities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company and all of its directors, officers, affiliates and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of the Subscriber’s failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents the Subscriber has furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its directors, officers, affiliates or advisors defending against any alleged violation of federal or state securities laws that is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents the Subscriber has furnished to any of the foregoing in connection with this transaction. Subscriber hereby acknowledges that where any subscription agreement, withdrawal request, transfer request or other document (“Document”) is sent to the Company by way of facsimile the fact that a transmission report produced by the originator of such transmission discloses that the transmission was sent will not be sufficient proof of receipt by the Company. The Company will not be liable for any loss arising as a result of acting or failing to act on the basis of any Document sent by facsimile. Subscriber agrees to indemnify the Company from and against any and all actions, losses, costs, charges, expenses and demands of any and every kind which may at any time hereafter be incurred by the Company in consequence of accepting and acting upon or failing to act upon any Document sent as aforesaid.

10. Revocability. Subscriber understands and agrees that it may not cancel, terminate, or revoke this Subscription Agreement.

11. Notice. All notices provided for under this Agreement shall be in writing and shall be sufficient if sent by first class mail to Subscriber’s address as set forth in the schedule in the files of the Company as of the date of such notice. A notice shall be deemed to have been given to the Company when received, and to have been given to Subscriber when deposited in a U.S. Post Office or a regularly maintained U.S. Postal Service letter box or when delivered in person.

In lieu of delivering any notice or other communication to be given hereunder to Subscriber by any other means, the Company may, in its discretion, provide such notice or other communication by means of electronic mail to the electronic mail address specified for such purpose in Subscriber’s Subscription Agreement or to such other electronic mail address as Subscriber shall have last designated by notice to the Company (for the avoidance of doubt, it being acknowledged that by providing an electronic mail address for a particular purpose in the relevant section of Subscriber’s Subscription Documents (or by subsequent communication), Subscriber shall have authorized receiving notice by means of electronic mail for such purpose).

12. Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company. This Agreement is not transferable or assignable by Subscriber.

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13. Modification. Neither this Subscription Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14. Entire Agreement. This instrument, the Charter Documents and the other agreements or documents referred to herein or in the Charter Documents contain the entire agreement of the parties and supersede any prior written or oral agreement between Subscriber and the Company. There are no representations, covenants or other agreements among the parties relating to the Company except as stated or referred to herein.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and, to the extent it involves any United States statute, in accordance with the laws of the United States.

16. Electronic Delivery. Subscriber hereby consents, by signing this Subscription Agreement, that financial reports and statements from the Company may be provided electronically by email or through either a Web site maintained by the Company. In such event, Subscriber understands that an email will be sent in place of paper statements informing Subscriber when and at what electronic address statements may be accessed..

17. Forum. Subscriber hereby covenants and agrees that any dispute, controversy or other claim arising under, out of or relating to this Agreement or any of the transactions contemplated hereby, or any amendment hereof, or the breach or interpretation hereof or thereof, shall be determined and settled in the appropriate state court in the State of Maryland or the federal courts located in the State of Maryland, and not in any other state or federal court in the United States of America or any court in any other country. Subscriber hereby waives any rights it has with respect to, and will not assert, any claim of inconvenience forum in any such jurisdiction. SUBSCRIBER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page follows.]

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Number of Shares: _______________

Amount of Subscription: $ __________________

[Print Subscriber Entity Name]

By:
Name:
Title:
State of Organization:
Primary State of Operations:
Date:

SUBSCRIPTION ACCEPTED:

NOYACK Logistics Income REIT II, Inc.,
a Maryland corporation

By:
Title:
Date:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

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